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                                                                    EXHIBIT 99.1
                                                                    ------------


                              ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated May 29, 1998, included in Filene's Basement Inc.'s Employee Thrift Incentive Plan Annual Report on Form 11-K for the year ended December 31, 1997 into the Company's previously filed Registration Statements on Form S-8 (File No. 33-41513), Form S-8 (File No. 33-40667), Form S-8 (File No. 33-40668), and Form S-8 (File No. 33-40669).


                                                   /s/ ARTHUR ANDERSEN LLP

                                                   ARTHUR ANDERSEN LLP



Boston, Massachusetts
June 26, 1998